Exhibit 99.1

FOR IMMEDIATE RELEASE

MCF Corporation Announces Earnings for the Second Quarter 2004

— Revenue for the Second Quarter 2004 Totals $9,011,000 —

— Company Continues to See Diversification of its Investment Banking Business

in its Fourth Consecutive Profitable Quarter —

San Francisco, CA, August 4, 2004 - MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, today reported revenue of $9,011,000 for the second quarter of 2004. This represents a 249% increase in revenue compared to the second quarter of 2003.

Net income for the second quarter 2004 was $493,000, or $0.01 per diluted share, compared to $1,758,000, or $0.04 per diluted share for the similar period of 2003. The results for the second quarter 2003 would have been a net loss if the non-cash gain on the retirement of convertible notes payable and the non-cash interest expense related to the amortization of long-term debt discounts and debt issuance costs are excluded.

For the six months ended June 30, 2004, revenue totaled $20,233,000 compared to $4,447,000 for the first six months of 2003, representing a 355% increase. Net income for the first six months of 2004 totaled $1,737,000, or $0.02 per diluted share compared to $932,000 or $0.01 per diluted share for the first six months of 2003. The results for the first six months of 2003 would have been a net loss if the non-cash gain and interest expense are excluded.

“Our revenue for the second quarter more than tripled year-over-year and this represents our fourth consecutive quarter of profitability,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “The sequential decrease was due to a more difficult capital market environment in the second quarter, but I am pleased that our revenue for the first half of 2004 has exceeded our total revenue for all of 2003. In addition, we continue to hire increasingly experienced producers in capital markets and diversify our investment banking revenue.

“We are cognizant that homeland security, political and interest rate concerns are having a negative effect on market sentiment,” continued Mr. Merriman. “Despite these constraints, we are seeing significant opportunities to grow across all of our business lines. Greater volatility can equal greater opportunity if one is agile. We are prepared financially and managerially to exploit the opportunities as we see them.”

Greg Curhan, president of Merriman Curhan Ford & Co., stated, “We are pleased that our investment banking activities continue to broaden beyond our already strong private placement business. During the second quarter we completed four public offerings and one M&A transaction and have several other transactions in these areas that are currently pending. We expect this trend to continue as the Merriman Curhan Ford & Co. brand becomes increasingly recognized in the market as a premier provider of investment banking services for companies with market capitalizations of under one billion dollars.”

Highlights for Merriman Curhan Ford & Co. and MCF Corporation during the second quarter 2004 include:

•	The growth of the sales and trading business by 148% year-over-year, despite roughly a 30% decline in NASDAQ volume over the same period. Growth occurred both in volume and pricing;

•	The more than doubling of client accounts opened, from 710 in the second quarter 2003 to 1950 at the end of the second quarter 2004;

•	The increase in working capital from $6,035,000 at December 31, 2003 to $9,004,000 at the end of the second quarter 2004;

•	The achievement of a fourth consecutive profitable quarter while adding 16 people, primarily in capital markets, to the Company;

•	The diversification of Merriman Curhan Ford & Co.’s investment banking business during the quarter which included four equity follow-on transactions, one completed M&A transaction and five private placement transactions;

•	For the first six months of 2004, Merriman Curhan Ford & Co. was ranked 9th nationwide in terms of the number of private investment in public equity (“PIPE”) transactions completed and 17th nationwide among placement agents in terms of dollar amount. (Both statistics according to PrivateRaise.com as of June 30, 2004);

•	The extension of CEO and chairman Jon Merriman’s employment agreement for three additional years, the effective date of the agreement beginning on January 1, 2004;

•	The hiring of Donna Soave, formerly the director of Thought Leadership at Cisco Systems, Inc., as managing director and head of equity research at Merriman Curhan Ford & Co.;

•	The hiring of Andrew Raggio, formerly a managing director and head of sales/trading at Schwab Capital Markets, as a senior managing director of institutional equity sales and trading at Merriman Curhan Ford & Co.;

•	The announcement that CEO and chairman Jon Merriman will give 500,000 of his stock options back to the Company to make them available for future grants to new and existing employees.

Conference Call for Second Quarter 2004 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s second quarter 2004 results with investors and financial analysts on Wednesday, August 4, 2004 at 1:30 PM (Pacific Time). Interested listeners and participants may access the live conference call by dialing (800) 289-0730 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About Merriman Curhan Ford & Co. and MCF Corporation (AMEX:MEM)

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on emerging growth companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of emerging growth equities. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC. MCF Corporation (AMEX:MEM) is a financial services holding company that provides research, capital markets services, asset management, corporate and venture services, and investment banking through its operating subsidiaries, Merriman Curhan Ford & Co. and MCF Asset Management, LLC. MCF Asset Management, LLC manages alternative investment vehicles through a fund of funds and will engage in fixed income asset management for corporate clients.

* * *

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recent Form 10-Q filed on August 4, 2004. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

At the Company:

John Hiestand

Chief Financial Officer

(415) 248-5640

jhiestand@merrimanco.com

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenue:
Commissions	$5,059,181	$1,722,758	$10,965,245	$3,002,599
Principal transactions	484,042	516,183	1,108,520	731,523
Investment banking	3,449,563	340,865	8,137,257	712,740
Other	17,932	—	21,972	—

Total revenue	9,010,718	2,579,806	20,232,994	4,446,862

Operating expenses:
Compensation and benefits	6,182,080	1,778,884	13,783,260	3,166,820
Brokerage and clearing fees	582,106	263,533	1,299,655	566,053
Professional services	378,549	144,886	633,047	228,975
Occupancy and equipment	224,601	85,809	376,872	159,981
Communications and technology	336,479	200,121	601,759	384,942
Depreciation and amortization	33,921	17,049	57,861	32,279
Other	720,594	343,248	1,238,629	780,061

Total operating expenses	8,458,330	2,833,530	17,991,083	5,319,111

Operating income (loss)	552,388	(253,724)	2,241,911	(872,249)
Interest income	25,695	7,633	35,717	11,734
Interest expense	(18,521)	(1,083,990)	(77,197)	(1,296,061)
Gain on retirement of convertible note payable	—	3,088,230	—	3,088,230

Income before income taxes	559,562	1,758,149	2,200,431	931,654
Income tax expense	(66,897)	—	(463,345)	—

Net income	$492,665	$1,758,149	$1,737,086	$931,654

Earnings per share:
Basic	$0.01	$0.05	$0.03	$0.01
Diluted	$0.01	$0.04	$0.02	$0.01

Weighted average common shares outstanding:
Basic	56,787,188	26,120,020	55,666,436	24,827,978
Diluted	79,940,980	32,846,345	78,682,847	27,286,542

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$8,452,226	$6,142,958
Securities owned:
Marketable, at fair value	1,246,476	608,665
Not readily marketable, at estimated fair value	870,898	637,533
Restricted cash	500,000	500,000
Due from clearing broker	1,437,115	775,697
Accounts receivable, net	2,409,674	498,236
Equipment and fixtures, net	361,934	192,421
Debt issuance costs	—	23,340
Prepaid expenses and other assets	519,202	325,096

Total assets	$15,797,525	$9,703,946

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$443,164	$179,620
Commissions payable	2,079,474	1,006,192
Accrued liabilities	2,410,464	1,149,321
Due to clearing and other brokers	107,999	154,995
Securities sold, not yet purchased	545	225
Capital lease obligation	152,799	24,401
Convertible notes payable, net	403,089	520,612
Notes payable	1,364,777	1,407,370

Total liabilities	6,962,311	4,442,736

Commitments and contingencies

Stockholders’ equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 53,722 and 657,201 shares issued and outstanding as of June 30, 2004 and December 31, 2003, respectively; aggregate liquidation preference of $151,360	5	66
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of June 30, 2004 and December 31, 2003; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of June 30, 2004 and December 31, 2003; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 59,829,538 and 55,951,675 shares issued; and 59,749,538 and 55,871,675 shares outstanding as of June 30, 2004 and December 31, 2003, respectively	5,975	5,587
Treasury stock	(363,653)	(363,653)

Additional paid-in capital	98,791,329	95,870,008
Deferred compensation	(2,316,024)	(1,244,490)
Accumulated deficit	(87,282,418)	(89,006,308)

Total stockholders’ equity	8,835,214	5,261,210

Total liabilities and stockholders’ equity	$15,797,525	$9,703,946

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